TIFF INVESTMENT PROGRAM, INC.
                     Form N-SAR for the period ending June 30, 1998
                                  File Number 811-8234





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 31st day of August, 1998


                                            TIFF INVESTMENT PROGRAM, INC.




                                                   By: _____________________
                                                       William E. Vastardis
                                                       Treasurer




Witness: ___________________
         Eric P. Nachimovsky